EXHIBIT 8

                        KRAMER, LEVIN, NAFTALIS, NESSEN,
                                KAMIN & FRANKEL
                               919 THIRD AVENUE
                          NEW YORK, N.Y. 10022 - 3852

                                (212) 715 - 9100
                                      FAX
                                 (212) 715-8000

                                     ______

                             WRITER'S DIRECT NUMBER

                                 (212) 715-9100


                                   December 30, 1994

MCI Communications Corporation
1801 Pennsylvania Avenue, N.W.
Washington, D.C.  20006

Dear Sirs:

          We have acted as counsel to you, MCI Communications Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to the proposed issuance and sale by the Company from time to time of up to an aggregate of $1,000,000,000 principal amount of debt securi-ties (the "Debt Securities"). The Debt Securities are to be issued under an Indenture between the Company and Citibank, N.A., as trustee, relating to senior Debt Securities issuable thereunder, an Indenture, dated as of October 15, 1989, between the Company and Bankers Trust Company, as trustee, relating to subordinated Debt Securities issuable thereunder which are not convertible into shares of the common stock of the Company, and an Indenture, dated as of October 15, 1989, between the Company and Bankers Trust Company, as trustee, relating to subordinated Debt Securities issuable thereunder which are convertible into shares of common stock, par value $.10 per share, of the Company.

     We have examined the originals, photocopies or conformed copies of all such records of the Company and all such agreements, certificates of public officials, certificates of officers and representatives of the Company and such other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examinations, we have assumed the genuineness of all signatures on original documents and the conformity to the originals of all copies submitted to us as conformed copies or photocopies. As

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KRAMER, LEVIN, NAFTALIS, NESSEN, KAMIN & FRANKEL

MCI Communications Corporation
December 30, 1994
Page 2



to various questions of fact material to our opinion, we have relied upon representations, statements or certificates of officers and representatives of the Company and others.

          Based upon the foregoing and subject to the qualifications set forth below, it is our opinion that the discussion under the caption "Federal Income Tax Consequences" in the Prospectus forming a part of the Registration Statement correctly describes the general federal income tax law applicable to the ownership and disposition of Debt Securities that may be issued pursuant to the Prospectus. The discussion in the Prospectus does not address the tax consequences of the ownership and disposition of any specific series of Debt Securities that may be issued pursuant to a supplement to the Prospectus (a "Prospectus Supplement"), which consequences may be affected by the particular terms of such Debt Securities and which, if materially different from the discussion in the Prospectus, will be addressed in such Prospectus Supplement.

          Our opinion, which is not binding on the Internal Revenue Service, is based upon existing statutory, regulatory and judicial authority, any of which may be changed at any time with retroactive effect to the detriment of the holders of the Debt Securities. As noted above, our opinion is based solely on the documents that we have examined, the additional information that we have obtained, and the representations that have been made to us. Our opinion cannot be relied upon if any of the facts contained in such documents, such additional information, or any of the representations made to us is, or later becomes, inaccurate. Finally, our opinion is limited to the tax matters specifically discussed under the caption "Federal Income Tax Consequences" in the Prospectus, and we have not been asked to address, nor have we addressed, any other tax consequence relating to the Debt Securities.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Opinions" in the Prospectus forming a part of the Registration Statement.

                         Very truly yours,

                         Kramer, Levin, Naftalis, Nessen,
                           Kamin & Frankel